EXECUTION









                          MASTER SERVICING AGREEMENT

                           Dated as of April 1, 1999

                                     among


             AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1, Issuer,

                                      and

                  ADVANTA MORTGAGE CORP. USA, Master Servicer

                                      and

             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Trustee




                        Relating to the Mortgage Loans
                    Pledged as Collateral for the Issuer's
              Mortgage-Backed LIBOR Notes, Class A, Series 1999-1
                           in the Aggregate Initial
                       Principal Amount of $229,000,000


                               TABLE OF CONTENTS
                                                                           Page

                             PRELIMINARY STATEMENT
Section 1.   Defined Terms.................................................

Section 2.   Mortgage Documents............................................

             (a)  Trustee to Retain Possession of Documents through
                  Custodians. .............................................
             (b)  Trustee and Custodians to Cooperate; Release of Trustee
                  Mortgage Files...........................................
             (c)  Representations and Warranties of the Master Servicer,
                  AmREIT and the Issuer....................................

Section 3.   General Duties of the Master Servicer.........................

             (a)  Master Servicer to Service Mortgage Loans................
             (b)  Servicing Agreements Between the Master Servicer
                  and Subservicers.........................................
             (c)  Master Servicer Authorization............................
             (d)  Access to Certain Documentation..........................
             (e)  Rights of the Issuer and the Trustee in Respect of the
                  Master Servicer..........................................
             (f)  Trustee to Act as Master Servicer........................
             (g)  Collection of Mortgage Loan Payments; Collection
                  Account; Note Payment Account............................
             (h)  Master Servicer Monthly Data.............................
             (i)  Payment of Taxes, Insurance and Other Charges............
             (j)  Maintenance of Casualty Insurance........................
             (k)  Reserved.................................................
             (l)  Fidelity Bond; Errors and Omissions Policy...............
             (m)  Collection of Taxes, Assessments and Other Items;
                  Servicing Account........................................
             (n)  Periodic Filings with the Securities and Exchange
                  Commission; Additional Information.......................
             (o)  Enforcement of Due-on-Sale Clauses; Assumption
                  Agreements ..............................................
             (p)  Realization Upon Defaulted Mortgage Loans................
             (q)  Trustee to Cooperate; Release of Mortgage Files..........
             (r)  Reports to the Master Servicer; Collection Account
                  Statement. ..............................................
             (s)  Annual Statement as to Compliance........................
             (t)  Annual Independent Public Accountants' Servicing Report..
             (u)  Liquidation Report.......................................
             (v)  Adjustment of Servicing Compensation in Respect of
                  Prepaid Mortgage Loans...................................
             (w)  Maintenance of Corporate Existence and Licenses..........
             (x)  Optional Purchase of Defaulted Mortgage Loans............
             (y)  No Solicitation..........................................

Section 4.   Monthly Advances..............................................

Section 5.   Master Servicing Compensation and Expenses....................

Section 6.   Master Servicer...............................................

             (a)  Liabilities of the Master Servicer.......................
             (b)  Merger or Consolidation of the Master Servicer...........
             (c)  Resignation of Master Servicer; Termination
                  Without Cause ...........................................
             (d)  Assignment or Delegation of Duties by the
                  Master Servicer .........................................
             (e)  Limitation on Liability of the Master
                  Servicer and Others .....................................

Section 7.   Master Servicing Default; Termination and Liabilities.........

             (a)  Master Servicing Default.................................
             (b)  Trustee to Act; Appointment of Successor.................
             (c)  Waivers by FSA...........................................
             (d)  Notification to Noteholders..............................
             (e)  Term of Service Appointment..............................

Section 8.   Miscellaneous.................................................

             (a)  Term of Master Servicing Agreement.......................
             (b)  Assignment...............................................
             (c)  Notices..................................................
             (d)  Governing Law............................................
             (e)  Amendments...............................................
             (f)  Severability.............................................
             (g)  No Joint Venture.........................................
             (h)  Execution in Counterparts................................
             (i)  Limitation of Liability of Wilmington Trust Company......
             (j)  Noncompetition Covenants.................................
             (k)  Third-Party Beneficiary..................................
             (l)  Trust Estate and Accounts Held for Benefit of FSA........


SCHEDULE I    -   Schedule of Mortgage Loans
SCHEDULE II   -   Representations and Warranties of the Master Servicer
SCHEDULE III  -   Representations and Warranties as to the Mortgage Loans
SCHEDULE IV   -   Representations and Warranties of the Issuer
SCHEDULE V    -   Purchase and Sale Agreements
SCHEDULE VI   -   List of Insurance Policies and Related Premiums and
                  Mortgage Loans



                          MASTER SERVICING AGREEMENT


     THIS MASTER SERVICING AGREEMENT is made and entered into as of April 1, 1999, by and among American Residential Eagle Bond Trust 1999-1, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), Advanta Mortgage Corp. USA, a Delaware corporation (the "Master Servicer"), and Norwest Bank Minnesota, National Association ("Norwest"), a national banking association (the "Trustee ") (in its capacity as indenture trustee under the Indenture referred to below, the "Trustee").

                             PRELIMINARY STATEMENT

     The Issuer was formed for the purpose of issuing notes secured by mortgage collateral. The Issuer has entered into a trust indenture, dated as of April 1, 1999 (the "Indenture"), between the Issuer and the Trustee, pursuant to which the Issuer intends to issue its Mortgage-Backed LIBOR Notes, Class A, Series 1999-1, in the aggregate initial principal amount of $229,000,000 (the "Notes"). Pursuant to the Indenture, as security for the indebtedness represented by such Notes, the Issuer is and will be pledging to the Trustee, or granting the Trustee a security interest in, among other things, certain Mortgage Loans, its rights under this Agreement, the Initial Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement, the Purchase and Sale Agreements, the Collection Account, the Note Payment Account and certain Insurance Policies (as each such term is defined herein).

     The parties desire to enter into this Agreement to provide, among other things, for the master servicing of the Mortgage Loans by the Master Servicer. The Master Servicer also agrees to perform the servicing functions set forth herein as to the Mortgage Loans designated in Schedule I hereto. The Master Servicer may enter into as herein provided one or more Subservicing Agreements to perform the servicing functions set forth herein. The Master Servicer acknowledges that, in order further to secure the Notes, the Issuer is and will be granting to the Trustee a security interest in, among other things, its rights under this Agreement, and the Master Servicer agrees that all covenants and agreements made by the Master Servicer herein with respect to the Mortgage Loans shall also be for the benefit and security of the Trustee and Holders of the Notes and FSA.

     The Issuer will enter into a Management Agreement, dated as of the date hereof, with American Residential Investment Trust, Inc. (in such capacity, the "Manager"), pursuant to which the Manager will conduct certain operations of the Issuer. Actions by or required of the Issuer hereunder may be performed on its behalf by the Manager or any sub-manager appointed to act for the Issuer.

     1. Defined Terms.

     Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Capitalized terms that are used but not defined in this Agreement and which are defined in the Indenture have the meanings assigned to them therein.

     "Accepted Servicing Practices" means servicing practices which in general conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     "Adjusted Net Mortgage Rate" means, as to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Master Servicing Fee Rate.

     "Adjustable Rate Mortgage Loan" means any Mortgage Loan which provides for adjustment of the Mortgage Rate payable in respect thereto in accordance with the Index and other factors set forth in such Note.

     "Adjustment Date" means, as to any Adjustable Rate Mortgage Loan, a date on which the related Mortgage Rate adjusts pursuant to the terms thereof.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Master Servicing Agreement, as the same may be amended or supplemented from time to time.

     "Amount Held for Future Distribution" means, as to any Payment Date, the aggregate amount held in the Collection Account which is not required to be distributed with respect to the related Payment Date.

     "AmREIT" means American Residential Investment Trust, Inc., a Maryland corporation, and its successors and assigns.

     "Annual Loss Percentage" has the meaning set forth in the Indenture.

     "Appraised Value" means (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; or (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

     "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978, as amended from time to time.

     "BSABS" means Bear Stearns Asset-Backed Securities, Inc., a Delaware corporation, and its successors and assigns.

     "Business Day" means any day other than (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in the States of Maryland or Minnesota or The City of New York or the city in which the Corporate Trust Office (as defined in the Indenture) is located are authorized or obligated by law or executive order to be closed.

     "Certificate Paying Agent" means the Person acting in such capacity pursuant to the Deposit Trust Agreement which shall initially be the Trustee.

     "Certificateholder" means the holder of the Investor Certificate.

     "Class A Notes" means the Notes issued under the Indenture.

     "Closing Date" means April 15, 1999.

     "Code" means the Internal Revenue Code of 1986, including any successor or amendatory provisions.

     "Collection Account" means, with respect to the Notes, the separate Eligible Account created and maintained by the Master Servicer pursuant to
Section 3(g) with a depository institution in the name of the Trustee on behalf of the Noteholders and FSA and designated "Collection Account -Norwest Bank Minnesota, National Association, in trust for the registered holders of Mortgage-Backed LIBOR Notes, Class A, Series 1999-1 and FSA."

     "Collection Period" means, with respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

     "Compensating Interest" means that which is defined in Section 3(v) hereof.

     "Curtailment" means, with respect to a Mortgage Loan, any payments or collection of principal received during a Due Period that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

     "Custodial Agreement" means the agreement between the Trustee, the Issuer and the Custodian.

     "Custodian" means Bankers Trust Company of California, N.A., as custodian under the Custodial Agreement, or any successor custodian thereunder.

     "Cut-off Date" means, with respect to the Mortgage Loans, April 1, 1999.

     "Cut-off Date Principal Balance" means, as to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

     "Debt Service Reduction" means, with respect to any Mortgage Loan, a reduction in the Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     "Deficient Valuation" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     "Deleted Mortgage Loan" has the meaning ascribed thereto in Section 2(c)(iv) hereof.

     "Delinquent" means, as to any Mortgage Loan, if any payment due thereon is not made by the close of business on the day such payment by the related Mortgagor is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

     "Deposit Trust Agreement" means the Deposit Trust Agreement, dated as of April 1, 1999, between BSABS and the Owner Trustee, as such Deposit Trust Agreement may be amended or supplemented from time to time.

     "Due Date" means, with respect to each Payment Date, the date on which the monthly payment of principal and interest on such Mortgage Loan became due during the related Due Period.

     "Due Period" means, with respect to each Payment Date, the period beginning on the opening of business on the second day of the calendar month preceding the calendar month in which such Payment Date occurs, and ending at the close of business on the first day of the calendar month in which such Payment Date occurs.

     "Eligible Account" means any of (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, but only if Moody's is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein and the long term debt obligations of which shall be rated AA or higher by S&P and Aa or higher by Moody's, or (ii) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity acceptable to each Rating Agency and FSA, having capital and surplus not less than $100,000,000 or (iii) any other account acceptable to each Rating Agency and FSA. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Master Servicer or the Trustee.

     "Expense Fee Rate" means the sum of (i) the Master Servicing Fee Rate, and (ii) the Mortgage Insurance Premium Rate.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLMC" means Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "FNMA" means Fannie Mae, formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     "FSA" means Financial Security Assurance Inc. or any successor thereto.

     "FSA Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of April 1, 1999, between the Issuer, FSA, AmREIT, the Seller and BSABS.

     "FSA Policy" means the irrevocable financial guaranty insurance policy (Policy No. 50799-N) issued by FSA with respect to the Notes.

     "Indenture" means the Indenture, dated as of the date hereof, between the Issuer and the Trustee, as such Indenture may be amended or supplemented from time to time in accordance with its terms.

     "Independent Accountants" shall have the meaning ascribed to such term under the Indenture.

     "Index" means, as to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

     "Initial Mortgage Loan Purchase Agreement" means the mortgage loan purchase agreement dated as of April 1, 1999 between AmREIT and the Seller.

     "Insurance Policy" means, with respect to any Mortgage Loan, any primary mortgage guaranty insurance policy or other insurance policy with respect to the Mortgage Loans, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies (but shall not include the FSA Policy).

     "Insurance Proceeds" means proceeds paid by an insurer pursuant to any Insurance Policy, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     "Insured Expenses" means amounts applied out of payments made by an insurer under an Insurance Policy to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicing Provisions.

     "Interest Remittance Amount" means, with respect to any Remittance Date, the sum of (i) the interest component of the Monthly Payments due on the related Due Date collected or advanced, adjusted to the Net Mortgage Rate, plus (ii) the interest collected on Principal Prepayments occurring during the related Collection Period, adjusted to the Net Mortgage Rate, plus, (iii) any Compensating Interest in respect of the related Collection Period, plus (iv) interest components of late Monthly Payments collected during the related Collection Period and not previously advanced, adjusted to the Net Mortgage Rate, plus (v) any other collections in respect of interest received during the related Collection Period and not included under (i) through (iv) above, adjusted to the Net Mortgage Rate.

     "Investor Certificate" shall have the meaning ascribed thereto in the Deposit Trust Agreement.

     "LIBOR" means, for each Adjustable Rate Mortgage, the six-month London Interbank Rate determined as provided in the related Mortgage Note.

     "Liquidated Mortgage Loan" means with respect to any Payment Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Payment Date and as to which the Master Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

     "Liquidation Expenses" means expenses incurred by the Master Servicer or any Subservicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Master Servicer pursuant to the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related proceeds.

     "Liquidation Proceeds" means amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Monthly Advances and net of any other unreimbursed expenses incurred in connection with liquidation or foreclosure.

     "Liquidation Report" means a report prepared by the Master Servicer in the ordinary course with respect to Liquidated Mortgage Loans.

     "Loan-to-Value Ratio" means, with respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Management Agreement" means the Management Agreement dated as of April 1, 1999 between the Issuer and AmREIT, as Manager.

     "Management Fee" means the compensation payable to AmREIT under the Management Agreement which shall equal $1,000 per month.

     "Margin" means as to each Adjustable Rate Mortgage Loan, the percentage amount set forth on the related Mortgage Note which is to be added to the Index in calculating the Mortgage Rate thereon.

     "Master Servicer" means Advanta Mortgage Corp. USA, a Delaware corporation, and its successors and assigns, in its capacity as master servicer hereunder.

     "Master Servicing Default" means a master servicing default as described under Section 7(a) of this Agreement.

     "Master Servicing Fee" means as to any Payment Date, an amount per Mortgage Loan equal to the product of the Master Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan for such Payment Date.

     "Master Servicing Fee Rate" means, with respect to each Mortgage Loan, the percentage per annum equal to 0.50%.

     "Maximum Rate" means as to any Adjustable Rate Mortgage Loan, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.

     "Minimum Rate" means as to any Adjustable Rate Mortgage Loan, the minimum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.

     "Monthly Advance" means any advance of a payment of interest (but not principal) due on a Mortgage Loan (adjusted to the Net Mortgage Rate) required to be made by the Master Servicer with respect to any Payment Date pursuant to
Section 4.

     "Monthly Payment" As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the scheduled payment of principal and interest due thereon for such Due Date (before adjustment for any Curtailments applied on or before such Due Date in the related Due Period and any Relief Act Reductions and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations, or similar proceeding or any moratorium or similar waiver or grace period).

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Indenture, for purposes of Section 9(c) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Issuer and the Master Servicer.

     "Mortgage" means the mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     "Mortgage Documents" mean the mortgage documents pertaining to a particular Mortgage Loan and delivered to the Custodian pursuant to this Agreement and the Custodial Agreement.

     "Mortgage Impairment Insurance Policy" means that which is defined in
Section 3(k).

     "Mortgage Insurance Premium Rate" means the applicable premium rate for each covered Mortgage Loan expressed as a percentage in Schedule VI.

     "Mortgage Insurer" means each insurer under an Insurance Policy listed in
Schedule VI.

     "Mortgage Loan" means such of the mortgage loans granted by the Issuer to the Trustee under the Indenture as security for the Notes, as from time to time are held as part of the Trust Estate (including any REO Property), the Mortgage Loans so held being identified in the Schedule of Mortgage Loans, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

     "Mortgage Loan Purchase Agreement" means the mortgage loan purchase agreement between the Depositor and the Seller.

     "Mortgage Note" means the original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Rate" means the annual rate of interest borne by a Mortgage Note from time to time.

     "Mortgaged Property" means the underlying real property securing a Mortgage Loan.

     "Mortgagor" means the obligor(s) on a Mortgage Note.

     "Net Mortgage Rate" means, as to any Mortgage Loan and Payment Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Payment Date reduced by the related Expense Fee Rate.

     "Net REO Proceeds" means, as to any REO Mortgage Loan, proceeds received in respect thereof net of any related expenses of the Master Servicer.

     "Nonrecoverable Advance" means any portion of a Monthly Advance or a Servicing Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds or otherwise.

     "Note Insurer Default" has the meaning set forth in the Indenture.

     "Note Payment Account" means the Eligible Account or Accounts created and maintained with the Trustee pursuant to Section 8.02 of the Indenture, to which shall be remitted from time to time certain of the funds the Master Servicer has collected and deposited in the Collection Account with respect to the Mortgage Loans, as required hereunder.

     "Noteholder" or "Holder" means the Person in whose name a Note is registered in the Note Register (as defined in the Indenture).

     "Notes" mean the Issuer's Mortgage-Backed LIBOR Notes, Class A, Series 1999-1.

     "Officer's Certificate" means a certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Master Servicer, or (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Trustee and FSA as required by this Agreement.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Master Servicer or the Issuer, as applicable, including, in-house counsel, reasonably acceptable to the Trustee and FSA.

     "Original Mortgage Loan" means the Mortgage Loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

     "Original Note Balance" means $229,000,000.

     "Original Pool Principal Balance" means the Pool Principal Balance as of the Cut-off Date which is equal to $236,285,896.00.

     "OTS" means the Office of Thrift Supervision.

     "Outstanding" shall have the meaning ascribed thereto in the Indenture.

     "Outstanding Mortgage Loan" means, as of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Deposit Trust Agreement, until a successor Person shall have become the Owner Trustee pursuant to the applicable provisions of the Deposit Trust Agreement, and thereafter "Owner Trustee" shall mean such successor Person.

     "Payment Date" means, with respect to the Notes and the Investor Certificate, the 25th day of each calendar month after the initial issuance of the Notes and the Investor Certificate or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 1999.

     "Periodic Rate Cap" means, as to any Adjustable Rate Mortgage Loan and any Adjustment Date, the maximum allowable percent increase to the related Mortgage Rate on any such Adjustment Date, as specified in the related Mortgage Note.

     "Permitted Investments" means, at the time, any one or more of the following obligations and securities.

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

          (iii) commercial paper which is then receiving the highest commercial paper rating of each Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent such deposits are fully insured by the FDIC;

          (vi) repurchase obligations with respect to any security described in clauses (i) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (iv) above;

          (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which have the highest rating of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities);

          (viii) interests in any money market fund which invests only in other Permitted Investments which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency;

          (ix) short term investment funds which invest only in other Permitted Investments sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which are rated by each applicable Rating Agency in their respective highest applicable rating category;

          (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to FSA and to each applicable Rating Agency as will not result in a change in the rating (without regard to the existence of the FSA Policy) then assigned to the Notes by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

          (xi) any mutual fund, money market funds, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any fund managed by the Trustee, the Master Servicer or any affiliate of the Trustee or the Master Servicer or any fund to which the Trustee, the Master Servicer or any affiliate of the Trustee or the Master Servicer acts as an advisor, provided that such fund has the highest applicable rating by each Rating Agency, provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or (ii) such instrument would require the Issuer to register as an investment company under the Investment Company Act of 1940, as amended.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     "Pool Principal Balance" means, with respect to any Payment Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Payment Date.

     "Prepayment Interest Shortfall" means, as to any Payment Date, Mortgage Loan and Principal Prepayment, the amount, if any, by which one month's interest at the related Net Mortgage Rate (giving effect to any Relief Act Reduction) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     "Principal Prepayment" means any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including both Curtailments and Principal Prepayments in Full.

     "Principal Prepayment in Full" means any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     "Principal Remittance Amount" means, with respect to any Remittance Date, the sum of (i) the principal component of the Monthly Payments due on the related Due Date and actually collected, plus (ii) Principal Prepayments occurring during the related Collection Period, plus (iii) any principal components of late Monthly Payments collected during the related Collection Period, plus (iv) any other collections in respect of principal received during the related Collection Period and not included under (i) through (iii) above.

     "Prospectus Supplement" means the Prospectus Supplement dated April 9, 1999 relating to the Notes.

     "PUD" means Planned Unit Development.

     "Purchase Price" means, with respect to the purchase of any Mortgage Loan from the Issuer an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Noteholders plus the amount of any unreimbursed Servicing Advances with respect to such purchased Mortgage Loan.

     "Purchase and Sale Agreements" means the agreements, listed in Schedule V, pursuant to which AmREIT acquired the Mortgage Loans.

     "Qualified Insurer" means a mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     "Rating Agency" shall mean each of the Rating Agencies specified in the Indenture. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Issuer and acceptable to FSA, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     "Realized Loss" means, with respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Liquidated Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Noteholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

     "Refinancing Mortgage Loan" means any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

     "Released Mortgage Property Proceeds" means, as to any Mortgage Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Relief Act Reductions" means, with respect to any Payment Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

     "Remittance Amount" means, with respect to any Remittance Date, an amount equal to (i) the Principal Remittance Amount, plus (ii) the Interest Remittance Amount, minus (iii) any amounts withdrawn by the Master Servicer pursuant to Section 3(g) out of funds which would otherwise be payable under clause (i) or (ii).

     "Remittance Date" means, with respect to any Payment Date, the 18th of the month in which such Payment Date occurs, or if such 18th day is not a Business Day, the Business Day preceding such 18th day.

     "Remittance Date Statement" has the meaning set forth in Section 3(h).

     "REO Acquisition" means the acquisition of any REO Property pursuant to
Section 3(p).

     "REO Disposition" means the final sale by the Master Servicer of an REO Property.

     "REO Mortgage Loan" means any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     "REO Property" means a Mortgaged Property acquired by the Trust Estate through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     "Replacement Mortgage Loan" means a Mortgage Loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form attached to the Custodial Agreement, (i) have a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 20% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1.0% per annum higher than, that of the Deleted Mortgage Loan and, if an Adjustable Rate Mortgage Loan, be bearing interest based on an Index that is LIBOR; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a Mortgage Rate not lower than, and not more than 1.0% per annum higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than 36 months less than) that of the Deleted Mortgage Loan; (vi) comply with each representation and warranty set forth in Schedule III hereto; and (vii) be otherwise acceptable to FSA.

     "Request for Release" means the Request for Release submitted by the Master Servicer or AmREIT to the Custodian, substantially in one of the forms attached to the Custodial Agreement, as appropriate.

     "Required Insurance Policy" means with respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under the Servicing Provisions.

     "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to AmREIT or the Master Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     "Rolling Delinquency Percentage" has the meaning set forth in the Indenture.

     "SAIF" means the Savings Association Insurance Fund, or any successor thereto.

     "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Inc. If S&P is designated as a Rating Agency in the Indenture, for purposes of
Section 9(c) the address for notices to S&P shall be Standard & Poor's Ratings Group, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Issuer and the Master Servicer.

     "Schedule of Mortgage Loans" means the schedule attached hereto as
Schedule I listing the Mortgage Loans to be master serviced by the Master Servicer pursuant to this Agreement (as from time to time amended by the Issuer to reflect the addition of Replacement Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement and
Section 8.05 of the Indenture) pledged to the Trustee as part of the Trust Estate and from time to time subject to this Agreement and the Indenture, setting forth the following information with respect to each Mortgage Loan:

          (i) the loan number;

          (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

          (iii) the maturity date;

          (iv) the original principal balance;

          (v) the Original Pool Principal Balance;

          (vi) the first payment date of the Mortgage Loan;

          (vii) the Monthly Payment in effect as of the Cut-off Date;

          (viii) the Loan-to-Value Ratio at origination;

          (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (x) a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) attached single family dwelling,
     (c) a dwelling in a PUD, (d) a condominium unit, or (e) a two- to four-unit residential property;

          (xi) the Mortgage Rate in effect as of the Cut-off Date;

          (xii) the Master Servicing Fee Rate;

         (xiii) the Maximum Rate and the Minimum Rate, if any;

          (xiv) the Periodic Rate Cap, if any;

           (xv) the Adjustment Date, if any;

          (xvi) the Margin, if any;

         (xvii) the purpose for the Mortgage Loan; and

        (xviii) the type of documentation program pursuant to which the Mortgage Loan was originated.

     Such schedule shall also set forth (a) the total of the amounts described under (iv) and (vii) above and (b) the weighted average, weighted on the basis of the Original Pool Principal Balance, of the amounts described under (xi) and (xii) above.

     "Seller" means American Residential Eagle, Inc., a Delaware corporation, which, as of the Closing Date, owns all of the outstanding beneficial interests in the Issuer, and its successors and assigns.

     "Servicing Account" means the separate Eligible Account or Accounts created and maintained pursuant to this Agreement.

     "Servicing Advances" means any customary, reasonable and necessary "out-of-pocket" costs and expenses, incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation ("Preservation Expenses"); (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectability of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions; (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan, including reasonable fees paid to any independent contractor in connection therewith; and (iv) advances to keep liens current, unless with respect to any of the foregoing the Master Servicer has determined that such advance would not be recoverable.

     "Servicing Officer" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loan whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee, the Custodian and FSA by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

     "Servicing Provisions" means the provisions for servicing and/or administering the Mortgage Loans set forth in Article III.

     "Stated Maturity" shall have the meaning ascribed thereto in the Indenture.

     "Stated Principal Balance" means, as to any Mortgage Loan and Payment Date, the principal balance of such Mortgage Loan as of the Due Date preceding the date of determination as specified for such Due Date in the amortization schedule (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to Principal Prepayments in Full or Curtailments received and applied prior to such Due Date, Deficient Valuations incurred prior to such Due Date, to any Curtailments applied by the Master Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Stated Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan prior to such Due Date shall be zero.

     "Statistical Cut-off Date" means March 1, 1999.

     "Substitution Amount" has the meaning ascribed to such term pursuant to
Section 2(c)(iv).

     "Subservicer" shall mean any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3(b) hereof in respect of the qualification of a Subservicer.

     "Subservicing Agreement" shall mean any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3(b), a copy of which shall be delivered, along with any modifications thereto, to the Issuer, the Trustee and FSA.

     "Trust Estate" shall have the meaning ascribed to such term in the Indenture.

     "Trust Receipt" means, as applicable, either the Initial Trust Receipt in the form of Exhibit One-A to the Custodial Agreement or the Final Trust Receipt in the form of Exhibit One-B to the Custodial Agreement.

     "Trustee Mortgage File" means, with respect to each Mortgage Loan, the Mortgage Documents.

     "Weighted Average Net Mortgage Rate" means, as to any Payment Date, the weighted average of the Net Mortgage Rates weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the Due Date in the preceding calendar month.

     2. Mortgage Documents.

       (a) Trustee to Retain Possession of Documents through Custodian.

          (i) Concurrently with the execution and delivery hereof, the Issuer has pledged, transferred and assigned to the Trustee for the benefit of the Noteholders and FSA, as collateral for the payment of principal and interest on the Notes, all right, title and interest of the Issuer in and to the Trust Estate for the Notes, including the Mortgage Loans. Prior to or contemporaneous with the execution of this Agreement, or within the applicable time periods specified below, the Issuer shall have delivered or caused to be delivered to the Custodian, with respect to each Mortgage Loan, all originals of the Mortgage Documents and any other instruments relating thereto comprising the Trustee Mortgage File.

          In the event that in connection with any Mortgage Loan the Issuer cannot deliver (A) the original recorded Mortgage, (B) all interim recorded assignments of Mortgage or (C) the lender's title policy (together with all riders thereto) satisfying the requirements set forth in the Custodial Agreement, concurrently with the execution and delivery hereof, the Issuer shall promptly deliver to the Custodian, in accordance with the terms and conditions of the Custodial Agreement, (x) in the case of (A) or (B) above, such original Mortgage or such interim assignment of Mortgage, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage Loan and each such interim assignment of Mortgage or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than 90 days following the Closing Date, or, (y) in the case of (C) above, such title policy, no later than 90 days following the Closing Date; provided, however, that in the event the Issuer is unable to deliver by such date each Mortgage and each such interim assignment of Mortgage by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment of Mortgage, because the related Mortgage has not been returned by the appropriate recording office, the Issuer shall deliver such documents to the Custodian as promptly as possible upon receipt thereof and, in any event, within 180 days following the Closing Date. The Issuer shall forward or cause to be forwarded to the Custodian (I) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (II) any other documents required to be delivered by the Issuer to the Custodian. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Issuer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Issuer shall deliver to the Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

          As promptly as practicable subsequent to the Issuer's pledge, transfer and assignment, and in any event within thirty (30) days thereafter, the Issuer shall (X) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (Y) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (Z) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Issuer has not received the information required to prepare such assignment in recordable form, the Issuer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Issuer need not cause to be recorded any assignment which relates to a Mortgage Loan the Mortgaged Property relating to which is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel from local counsel, delivered by the Issuer (at the Issuer's expense) to the Trustee and FSA in accordance with Section 1.01 of the Indenture, the recordation of such assignment is not necessary to protect the Trustee's and the Noteholders' and FSA's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any legal opinions, each assignment of Mortgage shall be recorded by the Issuer at its expense upon the earliest to occur of (I) the direction by FSA, (II) a Default under the Indenture, or (III) any bankruptcy, insolvency or foreclosure with respect to the related Mortgagor.

          In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Issuer, in lieu of delivering the above documents to the related Custodian, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3(g).

          Until the Notes have been paid in full and the Issuer has otherwise fulfilled its obligations under the Indenture, the Custodian shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth in the Custodial Agreement, the Indenture and this Agreement.

          (ii) On the Closing Date, the Trustee shall receive a Trust Receipt from the Custodian, whereby the Custodian acknowledges receipt of the documents identified in the Trust Receipt and declares that it holds and will hold such documents and the other documents delivered to it constituting the Trustee Mortgage Files in trust for the exclusive use and benefit of the Trustee, as the holder of the Trust Receipt acting on behalf of all present and future Noteholders and FSA. The Custodian acknowledges in the Custodial Agreement that it will maintain possession of the Mortgage Notes in the State provided in the Custodial Agreement, unless otherwise permitted by the Trustee, the Rating Agencies and FSA.

          The Custodian has agreed, pursuant to the Custodial Agreement, to execute and deliver on the Closing Date to the Trustee a Trust Receipt constituting an initial such receipt in the form attached to the Custodial Agreement. Based on its review and examination required by and in accordance with the Custodial Agreement, and only as to the documents identified in such initial certification, the Custodian acknowledges that such documents appear regular on their face and relate to the specified Mortgage Loan; provided that the Custodian shall be under no obligation to ascertain that, except as therein provided, any information set forth in said Trust Receipt is accurate. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

          Not later than 180 days after the Closing Date, the Custodian shall deliver to the Trustee the Trust Receipt in final form, with any applicable exceptions noted thereon.

          If, in the course of its review, the Custodian finds any document constituting a part of a Trustee Mortgage File which does not meet the requirements of the Custodial Agreement, the Custodian shall list such as an exception in the Trust Receipt; provided, however, that the Custodian shall not make any determination as to whether (A) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (B) that any assignment of Mortgage is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment of Mortgage relates. Subject to the time extensions for certain documents set forth in Section 2(a)(ii) above, AmREIT shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if AmREIT does not correct or cure such defect within such period, AmREIT shall either (I) substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2(c)(iv), or (II) purchase such Mortgage Loan from the Issuer within 90 days from the date AmREIT was notified of such defect in writing at the Purchase Price of such Mortgage Loan. Any such substitution pursuant to clause (I) above shall not be effected prior to the delivery to the Custodian of a Request for Release. The Purchase Price for any such Mortgage Loan purchased pursuant to clause (II) shall be deposited by AmREIT in the Collection Account on or prior to the applicable Remittance Date in the month following the month of purchase and, upon the making of such deposit and the delivery of related Request for Release, the Custodian shall release the related Trustee Mortgage File to AmREIT. The Issuer and the Trustee (or the Master Servicer as its agent) shall execute and deliver at AmREIT's request such instruments of transfer or assignment prepared by AmREIT, in each case without recourse, as shall be necessary to vest in AmREIT, or a designee, the Issuer's and the Trustee's interest in any Mortgage Loan released pursuant hereto.

          The Custodian shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth in the Custodial Agreement. The Issuer or the Trustee shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Trustee Mortgage File as come into the possession of the respective Issuer or Trustee from time to time.

          It is understood and agreed that the obligation of AmREIT to substitute for or to purchase any Mortgage Loan which does not meet the requirements set forth in the Custodial Agreement shall constitute the sole remedy respecting such defect available to the Trustee and any Noteholder against AmREIT.

     (b)  Security Interest of Trustee; Master Servicer Authorization.

          (i) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee has acquired and holds a security interest in the Trustee Mortgage Files and in all Mortgage Loans represented by such Trustee Mortgage Files and in all funds now or hereafter held by, or under the control of, the Master Servicer that are collected by the Master Servicer in connection with the Mortgage Loans, whether as Monthly Payments, as Principal Prepayments, or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any Master Servicing Fees and any other amounts or reimbursements to which the Master Servicer is entitled to deduct under this Agreement). The Master Servicer agrees that so long as the Mortgage Loans are assigned to the Trustee, all Trustee Mortgage Files (and any documents or instruments constituting a part of such files), and such funds (except as above provided) which come into the possession or custody of, or which are subject to the control of, the Master Servicer shall be held by the Master Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein, as provided by
     Section 9-305 of the Uniform Commercial Code of the State in which such property is located. The Master Servicer hereby accepts such agency and acknowledges that the Trustee, as secured party, will be deemed to have possession at all times of all Trustee Mortgage Files and any other documents or instruments constituting a part of such files, such funds and other items for purposes of Section 9-305 of the Uniform Commercial Code of the State in which such property may be held by the Master Servicer.

          (ii) Subject to clause (i) above, the Master Servicer also agrees that it shall not create, incur or subject any Trustee Mortgage File or other documents relating to a Mortgage Loans which are in the possession of the Master Servicer with respect to each Mortgage Loan or any funds that are deposited in the Note Payment Account and the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Noteholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance (other than the claims of the Noteholders), or assert by legal action or otherwise any claim or right of set-off against any such Trustee Mortgage File or any funds collected or held by, or under the control of, the Master Servicer from time to time in respect of a Mortgage Loan.

          (iii) Without limiting the generality of the foregoing, the Master Servicer (1) is hereby authorized and empowered by the Issuer and the Trustee, to execute and deliver, on behalf of itself, the Issuer, the Noteholders, FSA and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties and
     (2) subject to Section 3(p), to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert ownership of Mortgaged Properties into the name of the Issuer pursuant to Section 3(p) of this Agreement. The Master Servicer may sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Issuer or the Trustee. If the Master Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Issuer and the Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Master Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Master Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Issuer and the Trustee shall, upon the written request of a Servicing Officer, execute and return to the Master Servicer such powers of attorney and other documents as are necessary or appropriate to enable the Master Servicer to enforce such Mortgage Loan or insurance policy, as the case may be, and which are prepared by the Master Servicer and submitted to the Issuer or the Trustee for execution.

     (c) Representations and Warranties of the Master Servicer, AmREIT and the Issuer.

          (i) Advanta Mortgage Corp. USA in its capacity as Master Servicer, hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Issuer, FSA and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

          (ii) AmREIT has made in the Mortgage Loan Purchase Agreement the representations and warranties as set forth in Schedule III hereto, as of the Closing Date, or if so specified therein, as of the Cut-off Date, and such representations and warranties, and the obligations associated therewith, have been assigned to the Issuer, FSA and the Trustee;

          (iii) The Issuer hereby makes the representations and warranties set forth in Schedule IV hereto, and by this reference incorporated herein, to the Trustee and the Master Servicer, as of the Closing Date.

          (iv) Upon discovery by any of the parties hereto or FSA, of a breach of a representation or warranty described in Section 2(c)(ii) (without regard to any limitation regarding the knowledge of AmREIT contained therein) that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders or FSA in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties and FSA. AmREIT confirms its covenant in the Initial Mortgage Loan Purchase Agreement to comply with the following: within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty (without regard to any limitation regarding the knowledge of AmREIT contained therein) made pursuant to Section 2(c)(ii) which materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders or FSA, in any Mortgage Loan, AmREIT shall cure such breach in all material respects, and if such breach is not so cured, shall, (A) remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Estate and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2(c); or
     (B) purchase the affected Mortgage Loan or Mortgage Loans from the Issuer (with the Trustee releasing its lien thereon) at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (A) above shall not be effected prior to the delivery to the Custodian of a Request for Release for the Deleted Mortgage Loan Trustee Mortgage File, and the delivery to the Custodian of the Trustee Mortgage File for any such Replacement Mortgage Loan. AmREIT shall promptly reimburse the Trustee or FSA for any expenses reasonably incurred by the Trustee or FSA in respect of enforcing the remedies for such breach.

          With respect to the representations and warranties described in this
     Section 2(c) which are made to the best of AmREIT's knowledge, if it is discovered by either the Issuer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of any Mortgage Loan, or the interests of the Noteholders or FSA therein, notwithstanding AmREIT's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          With respect to any Replacement Mortgage Loan or Loans, AmREIT shall deliver to the Custodian for the benefit of the Noteholders and FSA the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by the Custodial Agreement, with the Mortgage Note endorsed and the Mortgage assigned as required by the Custodial Agreement. No substitution is permitted to be made in any calendar month after the Remittance Date for such month. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be part of the Trust Estate and will be retained by AmREIT on the next succeeding Payment Date. For the month of substitution, the Remittance Amount will include the Monthly Payment due on any Deleted Mortgage Loans for such month and thereafter AmREIT shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loans.

          The Issuer shall amend the Schedule of Mortgage Loans for the benefit of the Noteholders and FSA to reflect the removal of such Deleted Mortgage Loans and the substitution of the Replacement Mortgage Loans and the Issuer shall deliver the amended Schedule of Mortgage Loans to the Trustee and FSA. Upon such substitution, the Replacement Mortgage Loans shall be subject to the terms of this Agreement in all respects, and AmREIT shall be deemed to have made with respect to such Replacement Mortgage Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2(c)(ii) with respect to such Mortgage Loans. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian shall release the Trustee Mortgage File held for the benefit of the Noteholders and FSA relating to such Deleted Mortgage Loans to AmREIT. The Issuer and the Trustee (or the Master Servicer as its agent) shall execute and deliver at AmREIT's direction such instruments of transfer or assignment prepared by AmREIT, in each case without recourse, as shall be necessary to vest title in AmREIT, or its designee, the Issuer's and the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2(c).

          For any month in which AmREIT substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, AmREIT will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Amount") shall be deposited into the Collection Account by AmREIT on or before the Remittance Date for the Payment Date in the month succeeding the calendar month during which the related Mortgage Loan became replaced hereunder.

          In the event that AmREIT shall have purchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3(g) and in compliance with the provisions of Section
     8.05 of the Indenture on or before the Remittance Date for the Payment Date in the month following the month during which AmREIT became obligated hereunder to purchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release, the Custodian shall release the related Trustee Mortgage File held for the benefit of the Noteholders to AmREIT. The Issuer and the Trustee (or the Master Servicer as its agent) shall execute and deliver at AmREIT's direction such instruments of transfer or assignment, prepared by AmREIT, in each case without recourse, as shall be necessary to vest title in AmREIT, or its designee, the Issuer's and the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2(c). It is understood and agreed that the obligation under this Agreement of AmREIT to cure, purchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against AmREIT respecting such breach available to Noteholders or the Trustee on their behalf.

     The representations and warranties made pursuant to this Section 2(c) shall survive delivery of the respective Trustee Mortgage Files to the Custodian for the Trustee for the benefit of the Noteholders and FSA.

     3.  General Duties of the Master Servicer.

          (a) Master Servicer to Service Mortgage Loans.

          (i) The Master Servicer agrees to perform all servicing duties under this Agreement subject to the terms hereof.

          (ii) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Issuer, the Trustee and FSA and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself and the Trustee or either of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall, upon written request, execute for the Master Servicer or its Subservicers any powers of attorney furnished to the Trustee by the Master Servicer and such other documents furnished to the Trustee by the Master Servicer as may be necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

          In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any Insurance Policy required to be maintained by the Master Servicer pursuant to this Agreement.

          The Master Servicer shall make appropriate interest rate and payment adjustments on each Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the Mortgage Notes that evidence Adjustable Rate Mortgage Loans. The Master Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Mortgage Loan Documents regarding such interest rate adjustments and payment adjustments.

          Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the property securing a Mortgage Note and foreclosure costs may be added by the Master Servicer to the amount owing under such Mortgage Note where the terms of such Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note and Mortgage Loan, the Monthly Payments on the Mortgage Note and Mortgage Loan or remittances to be made to the Collection Account. Such costs shall be recoverable by the Master Servicer pursuant to Section 3(g).

          (iii) Subject to Section 3(p), the Master Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer, the Trustee shall execute any powers of attorney furnished to the Trustee by the Master Servicer and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

          (iv) If the Mortgage relating to a Mortgage Loan did not have a lien senior on the related Mortgaged Property as of the Cut-Off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property.

          (v) The Master Servicer agrees to monitor the premiums due on the Insurance Policies listed in Schedule VI providing private mortgage insurance coverage of the Mortgage Loans identified in such Schedule. The Master Servicer further agrees to pay such premiums when due (A) by deducting from the Collection Account an amount from collections of interest on each covered Mortgage Loan or (B) by advancing from the Amount Held for Future Distributions or its own funds (which advances shall be treated as if it were deemed part of the Monthly Advance on any Delinquent Mortgage Loan and subject to recovery as herein provided), equal to the per annum percentage set forth on Schedule VI.

          (vi) The Master Servicer agrees to collect all prepayment penalties or charges that may become due on the Mortgage Loans being serviced by it and to deposit such collections into the Collection Account. The Master Servicer agrees to withdraw from the Collection Account and distribute to the Issuer (or its designee) on each Remittance Date the amount of prepayment penalties and charges collected during the related Due Period.

          (vii) The Master Servicer shall deliver a list of Servicing Officers to the Master Servicer, the Trustee and FSA by the Closing Date.

          (b) Subservicing Agreements Between the Master Servicer and Subservicers.

          (i) The Master Servicer may, subject to the prior written approval of the Issuer and FSA, enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder; provided, however, that the Issuer and FSA hereby approve Advanta Bank Corp., a Utah industrial loan corporation and affiliate of the Master Servicer as a Subservicer. Each Subservicer shall be either (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. Each Subservicing Agreement shall provide that the Subservicer's rights shall terminate at the option of the successor Master Servicer and without any termination fee, expense, penalty or other cost upon the termination, resignation or other removal of the related Master Servicer under this Agreement.

          (ii) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and FSA for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when its Subservicer has received such payments.

          (c) Master Servicer Authorization.

     The Issuer as owner of the Mortgage Loans and the Trustee as lienholder with respect thereto, hereby authorize and appoint the Master Servicer as their agent to exercise all rights of the party entitled to exercise ownership rights with respect to the Mortgage Loans in accordance with the terms of this Agreement.

          (d) Access to Certain Documentation.

     The Master Servicer shall afford the Issuer, FSA and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans within the Master Servicer's possession and all accounts, insurance information and other matters relating to this Agreement maintained by the Master Servicer, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer. The Master Servicer shall also provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Notes and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans within the possession of the Master Servicer (or reasonably accessible to it pursuant to the Servicing Agreements) and required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section 3(d) shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3(d) as a result of such obligation shall not constitute a breach of this Section 3(d).

     (e) Rights of the Issuer and the Trustee in Respect of the Master
Servicer.

     The Issuer may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Issuer or its designee. Neither the Trustee nor the Issuer shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Issuer be obligated to supervise the performance of the Master Servicer hereunder or otherwise. The Trustee shall not be liable for any acts or omissions of the Master Servicer or any Subservicer. In particular, the Trustee shall not be liable for any servicing errors or interruption resulting from any failure of the Master Servicer or any Subservicer to maintain computer and other information systems that are year-2000 compliant.

          (f) Trustee to Act as Master Servicer.

     In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of a Master Servicing Default), unless a successor Master Servicer acceptable to FSA (after consultation with the Trustee) has been appointed pursuant to Section 6(c) or
Section 7, the Trustee or its successor shall thereupon succeed to all of the rights and assume all of the obligations of the Master Servicer hereunder arising thereafter, except that the Trustee shall not be (i) liable for any acts or omissions of the predecessor Master Servicer as such hereunder, (ii) obligated to make Servicing Advances or Monthly Advances if it is prohibited from doing so by applicable law, or (iii) deemed to have made any representations and warranties of the Master Servicer hereunder. Any such assumption shall be subject to Section 7(b).

          (g) Collection of Mortgage Loan Payments; Collection Account; Note Payment Account.

          (i) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable Insurance Policy, follow such collection procedures as shall constitute Accepted Servicing Practices. Consistent with the foregoing, the Master Servicer may in its discretion waive any assumption fee, late payment charge or other charge (but not prepayment penalties or charges) in connection with a Mortgage Loan, provided, however, that the Master Servicer shall not waive any prepayment penalties or charges without the prior consent of the Issuer and provided further that if the Issuer has not consented or objected within two (2) Business Days after notice of the proposed waiver, the Issuer shall be deemed to have consented thereto. Further, consistent with the above-described standard, the Master Servicer may in its discretion arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note, for the liquidation of Delinquent items. Any provision of this agreement to the contrary notwithstanding, the Master Servicer shall not agree to the modification or waiver of any provision of a Mortgage Loan (other than prepayment penalties or charges as permitted above) (A) at a time when such Mortgage Loan is not in default or such default is not reasonably foreseeable or
     (B) if the aggregate Stated Principal Balance of all Mortgage Loans as to which any such modification or waiver has been agreed to would exceed four percent (4.0%) of the Original Pool Principal Balance, without the prior consent of FSA as to this clause (B), provided that if FSA has not consented or objected within five (5) Business Days after notice of the proposed waiver or modification, FSA shall be deemed to have consented thereto.

          (ii) The Master Servicer shall establish and maintain in the name of the Trustee a Collection Account, in trust for the benefit of the Trustee and FSA. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit in its Collection Account on the Closing Date and thereafter, within two Business Days of receipt (except as otherwise permitted herein), the following payments and collections received or made by it:

               (A) all payments received before or after the Cut-off Date on account of principal on the Mortgage Loans (other than payments of principal due prior to the Cut-off Date);

               (B) all payments received before or after the Cut-off Date on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including March 1, 1999);

               (C) all Liquidation Proceeds;

               (D) all Insurance Proceeds;

               (E) all Released Mortgaged Property Proceeds;

               (F) any amounts payable in connection with the repurchase of any Mortgage Loan and any Substitution Amount;

               (G) any amount contributed by the Issuer to be used for payment of principal and/or interest on the Notes or for any other purpose identified by the Issuer;

               (H) any prepayment penalties or charges collected by the Master Servicer;

               (I) any amount expressly required to be deposited in the Collection Account in accordance with certain provisions of this Agreement; and

          provided, however, that the Master Servicer shall be entitled, at its election, either (a) to withhold and to pay to itself the applicable Master Servicing Fee from any payment on account of interest or other recovery (including Net REO Proceeds) as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Master Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein; provided, further, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment that bears the same relationship to the total amount of such payment of interest as the rate used to determine the Master Servicing Fee bears to the Mortgage Rate borne by such Mortgage Loan shall be allocated to the Master Servicing Fee with respect to such Mortgage Loan. All other amounts shall be deposited in the Collection Account not later than the second Business Day following the day of receipt by the Master Servicer.

          The Master Servicer may invest the funds in its Collection Account only in Permitted Investments, which shall mature not later than the Remittance Date with respect to available funds to be withdrawn on that date and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Noteholders and FSA. All income and gain (net of any losses) realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer and shall be retained or withdrawn by it monthly as provided herein. The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Collection Account. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account and made in accordance with this subsection.

          The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5 and payments in the nature of late payment charges, modification fees or assumption fees, insufficient funds charges or other amounts the Master Servicer may charge with respect to the Mortgage Loans (but not prepayment penalties or charges) need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. All funds (excluding investment earnings thereon) deposited by the Master Servicer in the Collection Account shall be held in the Collection Account for the account of the Trustee in trust for the Noteholders until disbursed or withdrawn in accordance with Section 3(g)(iii).

          Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Master Servicer, provided that such account is an Eligible Account. All such funds shall be held by the Master Servicer in trust for the benefit of the Noteholders and FSA pursuant to the terms hereof.

          The Collection Account may, upon written notice by the Master Servicer to the Trustee and FSA, be transferred to a different depository so long as such transfer is to an Eligible Account.

          (iii) The Master Servicer may, from time to time, make withdrawals from the Collection Account for the following purposes, without duplication:

               (A) to reimburse itself for any accrued unpaid Master Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Master Servicing Fees and unreimbursed Monthly Advances and Servicing Advances shall be limited (subject to clause (B) below) to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed;

               (B) to reimburse itself for any Monthly Advances or Servicing Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account;

               (C) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

               (D) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein;

               (E) to pay itself the Master Servicing Fee (net of any Compensating Interest) and any additional servicing compensation set forth in Section 5 hereof to the extent not otherwise retained or paid;

               (F) to pay to AmREIT with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2(a) or 2(c) or to pay to the Issuer with respect to each Mortgage Loan or property acquired in respect thereof that has been released from the Lien of the Indenture following a redemption pursuant to Section 10.01 of the Indenture all amounts received thereon and not required to be distributed to the Collection Account;

               (G) to pay to AmREIT any Monthly Payments due before the Cut-off Date;

               (H) to make deposits to the Note Payment Account in the amounts and in the manner provided for in Section 3(g)(iv);

               (I) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account;

               (J) to reimburse itself for expenses, costs and liabilities pursuant to Section 6(e);

               (K) to pay prepayment penalties collected on the Mortgage Loans to the Issuer as provided in Section 3(a);

               (L) to pay premiums due on Insurance Policies as provided in
          Section 3(a); and

               (M) to clear and terminate the Collection Account upon the termination of this Agreement.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (A) through (M). Prior to making any withdrawal from the Collection Account pursuant to subclause (B), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Monthly Advance, or Servicing Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s).

          (iv) On each Remittance Date, after payment of any amounts described in Section 3(g)(iii) of this Agreement, the Master Servicer will withdraw from the Collection Account and remit to the Trustee for deposit into the Note Payment Account the Remittance Amount in respect of the related Payment Date.

          (h) Master Servicer Monthly Data.

     Not later than each Remittance Date, the Master Servicer shall prepare and forward to the Trustee and FSA a statement (each, a "Remittance Date Statement"), in such electronic format and in such hardcopy format as the Master Servicer, the Trustee and FSA shall agree, setting forth with respect to the related distribution:

          (i) the aggregate Remittance Amount in respect of the related Payment Date, setting forth separately the amounts of the principal and interest components thereof;

          (ii) the amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Payment Date;

          (iii) the Pool Principal Balance for the following Payment Date;

          (iv) the amount of Monthly Advances included in the distribution on such Payment Date;

          (v) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days
     (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 1 to 29 days (2) 30 to 59 days, (3) 60 to 89 days and (4) 90 or more days, as of the close of business on the last day of the calendar month preceding such Payment Date and (C) for which the related Mortgagor was in a bankruptcy proceeding or paying a reduced Monthly Payment as a result of a bankruptcy work-out;

          (vi) the aggregate dollar amount of the Monthly Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in the related Collection Period and (B) Delinquent 90 days or more on each of the Due Dates in the related Collection Period;

          (vii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Payment Date and the date of acquisition thereof;

          (viii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last day of the calendar month preceding such Payment Date;

          (ix) the aggregate outstanding principal balance of the three largest outstanding Mortgage Loans;

          (x) the Weighted Average Net Mortgage Rate on the Mortgage Loans as of the first day of the month prior to the Remittance Date; and

          (xi) the aggregate amount of Realized Losses incurred during the preceding calendar month.

     (i) Payment of Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting casualty insurance coverage.

     With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor. The Master Servicer, through the use of a tax tracking vendor, shall monitor the payment of taxes for Mortgages without escrow payments. In the event Mortgagors fail to pay their real property taxes, the Master Servicer shall make a Servicing Advance, but only to the extent it deems such Servicing Advance recoverable.

          (j) Maintenance of Casualty Insurance.

     The Master Servicer shall cause to be maintained for each Mortgage Loan a casualty insurance policy with extended coverage issued by a generally acceptable insurer in an amount which is not less than the full insurable value of the Mortgaged Property securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. If, upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the unpaid principal balance of the Mortgage Loan and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973. The Master Servicer shall also maintain similar fire insurance coverage and, if applicable, flood insurance on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan in an amount which is at least equal to the lesser of (i) the full insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 3(g), any amounts collected by the Master Servicer under any insurance policies maintained pursuant to this Section 3(j) (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 3(g). Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or Mortgage Loan, the Monthly Payments on the Mortgage Note or the distributions to be made to the Noteholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 3(g). In the event that the Master Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable under Accepted Servicing Practices, insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in this Section 3(j), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first sentence of this Section 3(j) and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

          (k) Reserved.

     (l) Fidelity Bond; Errors and Omissions Policy.

          (i) The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in an amount generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

          (ii) The Master Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder extends to the Master Servicer. The Master Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of this
     Section 3(l).

          (m) Collection of Taxes, Assessments and Other Items; Servicing
Account.

     In addition to the Collection Account, the Master Servicer shall establish and maintain a Servicing Account with respect to those Mortgage Loans that have an escrow feature, which shall be an Eligible Account, and shall deposit therein all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items. Withdrawals from the Servicing Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law or to clear and terminate the Servicing Account at the termination of this Agreement. The Master Servicer shall advance the payments referred to in the first sentence of this Section 3(m) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer pursuant to Section 3(g) out of Liquidation Proceeds, Insurance Proceeds or otherwise.

     (n) Periodic Filings with the Securities and Exchange Commission; Additional Information.

     The Master Servicer agrees to promptly furnish to the Issuer, from time to time upon request, such information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Issuer reasonably deems appropriate to prepare and file all necessary reports with the Commission.

          (o) Enforcement of Due-on-Sale Clauses; Assumption Agreements.

     In any case in which a Mortgaged Property is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable thereon) and the Master Servicer has knowledge of such prospective conveyance, the Master Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Master Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Mortgage Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Master Servicer's judgment, such exercise is reasonably likely to result in legal action by the Mortgagor, or such conveyance is in connection with a permitted assumption of the related Mortgage Loan. Subject to the foregoing, the Master Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Rate with respect to such Mortgage Loan shall remain unchanged. The Master Servicer is also authorized, to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Mortgage Loans and as it applies to mortgage loans owned solely by it. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee a copy of such assumption or substitution agreement, and the Master Servicer shall deliver the original thereof to the Custodian to be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the property subject to the Mortgage or any assumption of a Mortgage Loan by operation of law which the Master Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Master Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

          (p) Realization Upon Defaulted Mortgage Loans.

     Except as provided in the last two paragraphs of this Section 3(p), the Master Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow Accepted Servicing Practices. Without limiting the foregoing, the Master Servicer agrees to provide any required notices to any Mortgage Insurer, to file claims and other required reports and to take any other actions as may be necessary to obtain payments under any Insurance Policy covering a defaulted Mortgage Loan. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawal from the Collection Account pursuant to Section 3(g) or otherwise). The Master Servicer shall be entitled to reimbursement of the Master Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account with respect thereto are permitted under Section 3(g).

     The Master Servicer may foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Master Servicer on behalf of the Trustee in the name of the Trustee, as trustee on behalf of the Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be a Mortgage Loan held in the Trust Estate until such time as the related Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage
Loan:

          (i) It shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

          (ii) Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such Mortgage Loan became an REO Mortgage Loan, with the excess thereof, if any, being deemed to have been received in respect of the Delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule and any excess shall be treated as a Curtailment received in respect of such Mortgage Loan.

          (iii) Only that portion of Net REO Proceeds allocable to interest that bears the same relationship to the total amount of Net REO Proceeds allocable to interest as the rate of the Master Servicing Fee bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Master Servicing Fee with respect thereto.

     In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan in accordance with Accepted Servicing Practices. In connection with any such assumption, the Mortgage Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

     Notwithstanding the foregoing, to the extent the Master Servicer has actual knowledge of environmental hazards, prior to taking title to any Mortgaged Property, the Master Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with the Accepted Servicing Practices. The Master Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer shall promptly give written notice of such fact to FSA and the Trustee. The Master Servicer shall not take title to any Mortgaged Property with respect to this paragraph without obtaining the written consent of FSA and, if taken in the name of the Trustee, the written consent of the Trustee.

          (q) Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or for any other servicing procedure to be performed in connection with a Mortgage Loan, the Master Servicer will immediately notify the Trustee and deliver, or cause to be delivered, to the Custodian, a Request for Release, in accordance with the Custodial Agreement. Upon receipt of such request, the Custodian will release the related Trustee Mortgage File to the Master Servicer in accordance with the terms of the Custodial Agreement. Subject to the further limitations set forth below, the Master Servicer shall cause the Trustee Mortgage File or documents so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Master Servicer shall deliver to the Custodian a supplemental Request for Release reflecting such liquidation, signed by a Servicing Officer of the Master Servicer.

     If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by the Servicing Provisions, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

          (r) Reports by the Master Servicer; Collection Account Statement.

     Not later than 45 days after each Payment Date, the Master Servicer shall provide to the Issuer, the Trustee and FSA a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the last day of the immediately preceding calendar month, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in 3(g) and each category of withdrawal specified in Section 3(g) and the amount transferred to the Collection Account. Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Payment Date occurs.

          (s) Annual Statement as to Compliance.

     The Master Servicer will deliver to the Issuer, the Trustee and FSA on or before April 30th of each year, beginning with April 30, 2000, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officers' Certificate shall be accompanied by the statement described in Section 3(t) of this Agreement.

          (t) Annual Independent Public Accountants' Servicing Report.

     On or before April 30th of every year, beginning with April 30, 2000, the Master Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Master Servicer to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Master Servicer under servicing agreements similar to this Agreement, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or Statement of Auditing Standards No. 70, such firm is of the opinion that such servicing has been conducted in compliance with this Agreement.

          (u) Liquidation Report.

     With respect to the liquidation of a Mortgage Loan or disposition of an REO Property, upon the determination by the Master Servicer that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan or REO Property have been recovered, the Master Servicer shall promptly deliver to the Issuer and FSA a related Liquidation Report with respect to such Mortgage Loan.

          (v) Adjustment of Servicing Compensation in Respect of Prepaid Mortgage Loans.

     Not later than the close of business on the Remittance Date prior to each Payment Date, the Master Servicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the Note Payment Account an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting from Principal Prepayments in Full or Curtailments during the related Collection Period and (b) its aggregate Master Servicing Fees payable with respect to the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest"), provided, however, that the Master Servicer shall not be required to pay Compensating Interest due to application of the Relief Act.

          (w) Maintenance of Corporate Existence and Licenses.

     Except as provided in Section 6(b), the Master Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 2(c) to be true and correct at all times under this Agreement.

          (x) Optional Purchase of Defaulted Mortgage Loans.

     Any Affiliate of AmREIT, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee and the Master Servicer), but shall not be obligated, to purchase for its own account from the Trust Estate (or, in the case of the Issuer, to remove from the Lien of the Indenture) any Mortgage Loan which is 90 days or more Delinquent in the manner and at the Purchase Price specified in Section 2(c)(iv) with respect to Deleted Mortgage Loans and subject to the limitations of Section 8.05 of the Indenture; provided, however, such repurchase rights (i) must first be exercised as to those Mortgage Loans most Delinquent in payment at the time of repurchase and
(ii) may be exercised, in the aggregate (but excluding those Mortgage Loans being removed to satisfy any Mortgage Insurer's right to purchase Delinquent Mortgage Loans covered by an Insurance Policy), with respect to no more than three percent (3.0%) of the Original Pool Principal Balance without FSA's prior consent. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Custodian, upon notice of receipt by the Master Servicer of such deposit, shall release to the purchaser of such Mortgage Loan the related Trustee's Mortgage File. The Issuer and the Trustee (or the Master Servicer as its agent) shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser such Mortgage Loan. The purchaser of such Mortgage Loan shall succeed to all the Issuer's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any obligation to the Trustee or the Noteholders with respect thereto.

          (y) No Solicitation.

     The Master Servicer agrees not to use the Master Servicer's records to specifically solicit or permit any affiliate to solicit any Mortgagor with respect to the refinancing of a Mortgage Loan. The Master Servicer agrees that it will not take, permit or cause any action to be taken, directly or indirectly, to solicit any Mortgagor to refinance the related written consent of the Issuer and FSA; provided, however, all promotions of any kind directed to the general public derived from marketing lists of any nature shall not be considered solicitation pursuant to this section and shall be permitted provided such marketing list shall not have been generated from the Master Servicer's servicing records. Furthermore, the Master Servicer shall not be prohibited from responding to unsolicited requests or inquiries made by a Mortgagor. The Master Servicer agrees not to refer a Mortgagor's inquiry to the Master Servicer's affiliates; provided, however, that the Master Servicer or its affiliates shall have no liability to the Issuer or FSA if the Mortgagor proceeds directly to the Master Servicer's affiliates. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagor and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgage Loans shall be retained by the Issuer.

     4. Monthly Advances.

     If, on any Remittance Date, the Master Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Remittance Date have not been received as of the close of business on the Business Day preceding such Remittance Date, the Master Servicer shall make a Monthly Advance with respect to such Delinquent Monthly Payments; provided, however, that in no event shall the Master Servicer be required to make any Monthly Advances that the Master Servicer determines would constitute a Nonrecoverable Advance. The Master Servicer shall include in the amount to be deposited in the Note Payment Account on such Remittance Date an amount equal to such Monthly Advance, if any, which deposit may be made in whole or in part from the Amount Held for Future Distribution. Any funds being held for future distribution to the Note Payment Account and so used shall be replaced by the Master Servicer from its own funds by deposit in the Collection Account on or before the Business Day preceding any such future Remittance Date to the extent that funds in the Collection Account on such Remittance Date shall be less than payments to the Note Payment Account required to be made on such date.

     The Master Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Monthly Advance shall be deemed to have been made, such determination being conclusive for purposes of withdrawals from the Collection Account pursuant to Section 3(g). The Master Servicer shall deliver to the Issuer, the Trustee and FSA on the related Remittance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Monthly Advance determined by the Master Servicer to be a Nonrecoverable Advance.

     In the event that the Master Servicer fails to make a Monthly Advance required to be made by it hereunder and such failure is not cured within the cure period provided in Section 7(a)(i) (a "Defaulted Monthly Advance"), then the Trustee shall make such Defaulted Monthly Advance on the related Payment Date (by depositing an amount equal to the Defaulted Monthly Advance in the Note Payment Account); provided, however, that the Trustee shall not be obligated to make the Defaulted Monthly Advance if it determines that such advance would constitute a Nonrecoverable Advance; and provided, further, that the Trustee shall have no obligation to make any subsequent Monthly Advances under this provision with respect to such Master Servicing Default unless the Trustee shall have assumed all of the obligations of the Master Servicer in accordance with the provisions of Section 7(b) (in lieu of FSA directing that a different successor Master Servicer be appointed). Notwithstanding the foregoing, if the Master Servicer is not terminated pursuant to Section 7(a) as a result of such Master Servicing Default, and if thereafter the Master Servicer fails to make a Monthly Advance required to be made under this
Section 4, then the Trustee shall have no obligation to make any Monthly Advance under this Section 4.

     5. Master Servicing Compensation and Expenses.

     The Master Servicer shall be entitled, at its election, either (a) to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or Net REO Proceeds prior to the deposit of such payment in the Collection Account or (b) to withdraw from the Collection Account such Master Servicing Fee pursuant to Section 3(g). The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Master Servicing Fee in respect of each Delinquent Mortgage Loan out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 3(g) or (b) to withdraw from the Collection Account the Master Servicing Fee in respect of each such Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 3(g).

     Servicing compensation in the form of assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Mortgage Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Master Servicer and are not required to be deposited in the Collection Account; provided, however, that all prepayment penalties shall be remitted to the Collection Account. The aggregate Master Servicing Fee is reserved for the administration of the Trust Estate and, in the event of replacement of the Master Servicer as servicer of the Mortgage Loans, for the payment of other expenses related to such replacement. The aggregate Master Servicing Fee shall be offset as provided in Section 3(v). The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the casualty insurance required by Section 3(j)) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     6. Master Servicer.

          (a) Liabilities of the Master Servicer.

     The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

          (b) Merger or Consolidation of the Master Servicer.

     Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified to act as Master Servicer hereunder and shall have a net worth of not less than $15,000,000 and FSA shall have consented in writing to its assumptions of such master servicing obligations.

          (c) Resignation of Master Servicer; Termination Without Cause.

     Except as otherwise provided in subsections (b) and (d) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor Master Servicer acceptable to FSA (after consultation with the Trustee) and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Notes (without regard to the FSA Policy) and with the prior written consent of FSA, or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (ii) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the Master Servicer) to such effect delivered to the Trustee, the Issuer and FSA, which Opinion of Counsel shall be reasonably acceptable to the Trustee, the Issuer and FSA. No such resignation shall become effective until the Trustee shall have assumed, or a successor Master Servicer shall have been appointed by the Trustee as directed by FSA (after consultation with the Trustee) and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee, FSA and the Issuer.

     With the prior written consent of the Trustee and FSA, the Issuer may terminate the Master Servicer from its rights, duties and obligations hereby imposed upon it by delivering written notice of termination to the Master Servicer, with copies to the Trustee and FSA, no less than sixty (60) days prior to the effective date of termination provided, however, that no such termination shall become effective until a successor Master Servicer designated by AmREIT and acceptable to the Trustee and FSA shall have assumed the Master Servicer's responsibilities and obligations under this Agreement and the Trustee shall have received a letter from each Rating Agency that such termination and assumption will not result in a downgrading of the rating of any of the Notes. Upon the effective date of termination, the Master Servicer shall be paid a termination fee of $35.00 per Mortgage Loan being serviced hereunder at the time, which amount shall be payable by AmREIT and shall in no case be an obligation of any other Person.

          (d) Assignment or Delegation of Duties by the Master Servicer.

     Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Issuer or the Rating Agencies but with the prior written consent of FSA to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Issuer and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor Master Servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to provision hereof, shall thereafter be payable to such successor Master Servicer.

          (e) Limitation on Liability of the Master Servicer and Others.

     Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Issuer (as provided in Section 8.02(d) of the Indenture) and AmREIT hereby jointly and severally agree to indemnify and hold harmless the Master Servicer each of its directors, officers, employees and agents, and its and their respective successors and assigns, as applicable, from and against any and all losses, liabilities, claims, charges, damages, fines, penalties, judgments, actions, suits, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and expenses and reasonable fees and expenses of experts) imposed on, incurred by, or asserted against the Master Servicer or any of its directors, officers, employees, agents, or any of their respective successors or assigns, in any way related to or arising out of this Agreement other than any such loss, liability or claim resulting solely from the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. This indemnification will survive the termination of the Master Servicer or this Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3(g).

     7. Master Servicing Default; Termination and Liabilities.

          (a) Master Servicing Default.

     Any of the following acts or occurrences shall constitute a Master Servicing Default by the Master Servicer under this Agreement:

          (i) any failure by the Master Servicer to remit any payment, other than a Servicing Advance, required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for three Business Days after the date upon which such payment was required to be made or which causes a claim to be made on the FSA Policy;

          (ii) the failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer, the Trustee or FSA;

          (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to Section 2(c) to be true and correct, which continues unremedied for a period of 30 days (or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, at the direction of FSA, or by FSA or, with the consent of FSA, the Noteholders holding Voting Interests aggregating not less than 51%;

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

          (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property;

          (vi) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

          (vii) on any Payment Date the Rolling Delinquency Percentage exceeds 15%;

         (viii) if on any Payment Date the Annual Loss Percentage exceeds 1.65%; or

          (ix) if (a) on any Payment Date occurring before May 1, 2000, the aggregate Realized Losses since the Cut-off Date exceed 1.40% of the Original Pool Principal Balance, (b) on any Payment Date on or after May 1, 2000 and before May 1, 2001, the aggregate Realized Losses since the Cut-off Date exceed 2.25% of the Original Pool Principal Balance, (c) on any Payment Date on or after May 1, 2001 and before May 1, 2002, the aggregate Realized Losses since the Cut-off Date exceed 2.60% of the Original Pool Principal Balance, (d) on any Payment Date on or after May 1, 2002 and before May 1, 2003, the aggregate Realized Losses since the Cut-off Date exceed 3.20% of the Original Pool Principal Balance, (e) on any Payment Date on or after May 1, 2003 and before May 1, 2004, the aggregate Realized Losses since the Cut-off Date exceed 3.75% of the Original Pool Principal Balance or (f) on any Payment Date on or after May 1, 2004, the aggregate Realized Losses since the Cut-off Date exceed 5.00% of the Original Pool Principal Balance.

     If a Master Servicing Default shall occur, then, and in each and every such case, so long as such Master Servicing Default shall not have been remedied the Trustee may with the prior written consent of FSA, and shall at the direction of FSA or the Holders of Notes aggregating not less than 51% of all Voting Interests with the prior written consent of FSA, by notice in writing to the Master Servicer (with a copy to each Rating Agency and FSA), and in addition to any other rights the Trustee may have on behalf of the Noteholders or FSA as a result of such Master Servicing Default, terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Noteholder under the Indenture and its obligations which are not assumed by the Trustee pursuant to Section 3(f). On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer as such hereunder, whether with respect to the Mortgage Loans or otherwise, unless an alternative successor Master Servicer shall have been appointed by FSA (after consultation with the Trustee), shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

     The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights as such hereunder, including, without limitation, the transfer to the Trustee or other successor Master Servicer of all cash amounts which shall at the time be credited to the Collection Account or thereafter be received by the Master Servicer as such with respect to the Mortgage Loans. The Master Servicer shall promptly provide the Trustee or other successor Master Servicer, as applicable, at the Master Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder. Any collections received by the Master Servicer after such removal shall be appropriately endorsed by it and remitted directly to the Trustee or, at the direction of the Trustee, to the successor Master Servicer. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer hereunder.

     Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive any amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Master Servicing Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof or shall have received a notice of default from FSA or the Master Servicer. In the absence of such notice, the Trustee may conclusively assume there is no such default or Master Servicing Default.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement or except as provided in
Section 4 hereof.

     (b) Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer receives a notice of termination pursuant to Section 7(a) or FSA fails to deliver the Extension Notice contemplated in Section 7(e), the Trustee shall, subject to and to the extent provided in Section 3(f), unless an alternative Master Servicer designated by FSA (after consultation with the Trustee) has been appointed, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Monthly Advances pursuant to
Section 4; provided, however, that it is understood and acknowledged by the parties that there will be a period of transition (not to exceed sixty (60) days) before the servicing transfer is fully effected. As compensation therefor, the Trustee or other successor Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to hereunder if the Master Servicer had continued to act hereunder and any additional amounts agreed to by FSA. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7(a), the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances pursuant to Section 4 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to FSA the appointment of which does not adversely affect the then current rating of the Notes (without regard to the FSA Policy) by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to master service the Mortgage Loans and which executes and delivers to the Issuer and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6(e) incurred prior to termination of the Master Servicer under Section 7(a)), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Notes (without regard to the existence of the FSA Policy) in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to
Section 3(f), act in such capacity as hereinabove provided. In connection with such appointment and assumption, FSA may make such arrangements for the compensation of such successor out of earnings on the accounts as it and such successor shall agree. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the preceding Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     The Master Servicer shall pay the expenses of transferring the Trustee Mortgage Files in connection with the transfer of servicing from the Master Servicer to a successor Master Servicer (whether or not the Trustee is the successor Master Servicer). Notwithstanding anything in this Agreement to the contrary, the Trustee shall be entitled to be reimbursed by the Issuer (as provided in Section 8.02(d) of the Indenture) and AmREIT for all other costs and expenses incurred by the Trustee in connection with or associated with the transfer of servicing from the Master Servicer to a successor Master Servicer (whether or not the Trustee is the successor Master Servicer), including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction and/or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data provided by the Master Servicer or as otherwise may be required to enable the successor Master Servicer (including the Trustee) to service the Mortgage Loans properly and effectively in accordance with the provisions of this Agreement.

     Any successor to the Master Servicer as master servicer shall give notice to the Subservicers of such change of master servicer and shall, during the term of its service as master servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3(l).

          (c) Waivers by FSA

     FSA (so long as no Note Insurer Default has occurred and is continuing), may waive any events permitting removal of the Master Servicer pursuant to this Section 7. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicing Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

         (d) Notification to Noteholders.

          (i) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Noteholders, the Issuer, FSA and each Rating Agency.

          (ii) Within 60 days after the occurrence of any Master Servicing Default, the Trustee shall transmit by mail to all Noteholders and the Issuer notice of each such Master Servicing Default hereunder known to the Trustee, unless such Master Servicing Default shall have been cured or waived.

          (e) Term of Service Appointment.

     Upon the occurrence of a Master Servicing Default, the Master Servicer shall act as Master Servicer under this Agreement, subject to the right of removal set forth in Section 7(a) above, for an initial period commencing on the date on which such Master Servicing Default occurred and ending on the last day of the calendar quarter in which such Master Servicing Default occurred, which period may be extended by FSA in its sole discretion (an "Extension Notice") for a succeeding quarterly period ending on December 31, March 31, June 30 and September 30 of each year (each such quarterly period for which the Master Servicer shall be designated to act as Master Servicer hereunder, a "Term of Service"); provided that nothing in this clause (e) shall prohibit the Trustee with consent of FSA or at the direction of FSA from removing the Master Servicer pursuant to Section 7(a) above. In the event FSA fails to deliver an Extension Notice prior to the end of any Term of Service, the Master Servicer shall be automatically terminated.

     8. Miscellaneous.

          (a) Term of Master Servicing Agreement.

     The obligations to be performed by the Master Servicer under this Agreement shall commence on and as of the date on which the Issuer issues the Notes and shall terminate as to each Mortgage Loan upon (i) the payment in full of all principal and interest due under such Mortgage Loan or other liquidation of such Mortgage Loan as contemplated by this Agreement, (ii) the termination of the Master Servicer's rights and powers under this Agreement by the Trustee as provided in Section 7(a) or 7(e), or (iii) the release by the Trustee of its security interest in such Mortgage Loan.

          (b) Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Section 6(d), this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and FSA and written notice to the Issuer.

          (c) Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at the following addresses:

          The Master Servicer:  Advanta Mortgage Corp. USA
                                10790 Rancho Bernardo Road
                                San Diego, California 92127
                                Attention:  SVP Loan Servicing

          The Issuer:           American Residential Eagle Bond Trust (1999-1)
          ----------
                                c/o Wilmington Trust Company, as Owner Trustee
                                Rodney Square North
                                1100 N. Market Street
                                Wilmington, Delaware 19890-0001
                                Attention:  Corporate Trust Administration

                                With a copy to:

                                American Residential Eagle, Inc.
                                445 Marine View Avenue, Suite 230
                                Del Mar, California  92014
                                Attention:  Lisa Faulk and/or Rollie Lynn

          Seller:               American Residential Investment Trust, Inc.
                                445 Marine View Avenue, Suite 230
                                Del Mar, California  92014
                                Attention:  Lisa Faulk and/or Rollie Lynn

          The Trustee:          Norwest Bank Minnesota, National Association
                                Norwest
                                Sixth and Marquette
                                Minneapolis, Minnesota  55479-0070
                                Attention:  Corporate Trust Administration/
                                            AmREIT 1999-1

                                with a copy to:

                                Norwest Bank Minnesota, National Association
                                11000 Broken Land Parkway
                                Columbia, Maryland 21044-3562
                                Attention:  Corporate Trust Administration/
                                            (AMREIT 1999-1)
                                Facsimile No.:  (410) 884-2360

          FSA:                  Financial Security Assurance Inc.
                                350 Park Avenue
                                New York, New York  10022
                                Attention:  Transaction Oversight
                                Re:         American Residential Eagle Bond
                                            Trust 1999-1
                                Confirmation:  (212) 826-0100
                                Facsimile Nos.:(212) 339-3518 or (212) 339-3529

                                 (in each case in which notice or other
                                 communication to FSA refers to a Master
                                 Servicing Default, a claim on the Policy or with respect to which failure on the part of FSA to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head--Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

          Any Rating Agency:    The address specified therefor in the definition
                                corresponding to the name of such Rating Agency.

     Any of the above entities may at any time give notice in writing to the others of a change of its address for the purpose of this Section 8(c).

          (d) Governing Law.

     This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed in the State of New York and the obligations, rights and remedies of the parties hereto and the Noteholders shall be determined in accordance with such laws.

          (e) Amendments.

     This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except (i) by an instrument in writing signed by all parties hereto, or their respective successors or assigns, (ii) in compliance with Section 8.08 of the Indenture and (iii) with the prior written consent of FSA.

          (f) Severability.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         (g) No Joint Venture.

     The Master Servicer and the Issuer are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such of either of them.

          (h) Execution in Counterparts.

     This Agreement may be executed in one or more counterparts, any of which shall constitute an original as against any party whose signature appears on it, and all of which shall together constitute a single instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, bear the signatures of all parties.

          (i) Limitation of Liability of Wilmington Trust Company.

     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of American Residential Eagle Bond Trust 1999-1 under the Deposit Trust Agreement, in the exercise of the powers and authority conferred and vested in it as Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Operative Agreements.

          (j) Nonpetition Covenants.

     Notwithstanding any prior termination of this Agreement, the Master Servicer and the Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer (or any assignee) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          (k) Third-Party Beneficiary.

     FSA shall be a third-party beneficiary of this Agreement and shall be entitled to enforce the provisions hereof as if a party hereto; provided, however, that notwithstanding the foregoing, for so long as a Note Insurer Default is continuing with respect to FSA's obligations under the FSA Policy, the Noteholders shall succeed to FSA's rights hereunder other than any right of FSA to payments hereunder.

          (l) Trust Estate and Accounts Held for Benefit of FSA.

     The Master Servicer shall hold any property in its possession that is included in the Trust Estate, including funds in the Collection Account (but excluding any Master Servicing Fees and any other amounts or reimbursements to which the Master Servicer is entitled to deduct under this Agreement) for the benefit of the Noteholders and FSA and all references in this Agreement and in the Notes to the benefit of Holders of the Notes shall be deemed to include FSA.

     All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Noteholder shall also be sent to FSA.


                 [remainder of page intentionally left blank]



     IN WITNESS WHEREOF, each party has caused this Master Servicing Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

                                AMERICAN RESIDENTIAL EAGLE BOND
                                TRUST 1999-1, as Issuer
                                By:  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity
                                     but solely as Owner Trustee

                                By:  /s/ Emmett Harmon
                                     -----------------------------
                                Its: Emmett Harmon, Vice President


                                ADVANTA MORTGAGE CORP. USA, as
                                Master Servicer

                                By:  /s/ William S. Garland
                                     -----------------------------
                                Its: William S. Garland, Senior Vice President


                                NORWEST BANK MINNESOTA, NATIONAL
                                ASSOCIATION, as Trustee

                                By:  /s/ Amy Wahl
                                     -----------------------------
                                Its: Amy Wahl, Assistant Vice President




ACKNOWLEDGED AS TO SECTION 2,
SECTION 6(c), SECTION 6(e) AND SECTION 7(b):

AMERICAN RESIDENTIAL INVESTMENT
TRUST, INC.

By: /s/ Jay M. Fuller
    --------------------------
Its: Jay M. Fullerr


ACKNOWLEDGED AS TO SECTION 6(e)
AND SECTION 7(b):

AMERICAN RESIDENTIAL EAGLE, INC
By: /s/ Jay M. Fuller
    --------------------------
Its: Jay M. Fuller


                                  SCHEDULE I

                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
              Mortgage-Backed LIBOR Notes, Class A, Series 1999-1

                          Schedule of Mortgage Loans



                                  SCHEDULE II

                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
              Mortgage-Backed LIBOR Notes, Class A, Series 1999-1

             Representations and Warranties of the Master Servicer


     Advanta Mortgage Corp. USA ("Advanta") hereby makes the representations and warranties set forth in this Schedule II to the Issuer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this
Schedule II shall have the meanings ascribed thereto in the Master Servicing Agreement (the "Master Servicing Agreement") relating to the above-referenced Notes, among Advanta, as Master Servicer, American Residential Eagle Bond Trust 1999-1, as Issuer, and Norwest Bank Minnesota, National Association, as Trustee.

          (1) Advanta is duly organized as a corporation and is validly existing and in good standing under the laws of Delaware and is duly authorized and qualified to transact any and all business contemplated by the Master Servicing Agreement to be conducted by Advanta.

          (2) Advanta has the full power and authority to master service the Mortgage Loans, and to execute, deliver and perform its obligations under, the Master Servicing Agreement and has duly authorized by all necessary action on the part of Advanta the execution, delivery and performance of the Master Servicing Agreement; and the Master Servicing Agreement, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Advanta, enforceable against Advanta in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (3) The execution and delivery of the Master Servicing Agreement by Advanta, the master servicing of the Mortgage Loans by Advanta under the Master Servicing Agreement, the consummation of any other of the transactions contemplated by the Master Servicing Agreement, and the fulfillment of or compliance with the terms thereof will not (A) result in a material breach of any term or provision of the charter or by-laws of Advanta or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Advanta is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Advanta of any court, regulatory body, administrative agency or governmental body having jurisdiction over Advanta.

          (4) No litigation is pending or, to the best of Advanta's knowledge, threatened against Advanta that would materially and adversely affect the execution or delivery of the Master Servicing Agreement by Advanta or enforceability of the Master Servicing Agreement against Advanta or the ability of Advanta to master service the Mortgage Loans or to perform any of its other obligations under the Master Servicing Agreement in accordance with the terms thereof.

          (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Advanta of its obligations under the Master Servicing Agreement, or if any such consent, approval, authorization or order is required, Advanta has obtained the same.


                                 SCHEDULE III

                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
              Mortgage-Backed LIBOR Notes, Class A, Series 1999-1

            Representations and Warranties as to the Mortgage Loans


     In the Mortgage Loan Purchase Agreement (which has been assigned to the Trustee), American Residential Investment Trust, Inc. (the "Seller") makes the representations and warranties set forth in this Schedule III, as of the Closing Date, or if so specified herein, as of the Cut-off Date or the Statistical Cut-off Date, as the case may be. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Master Servicing Agreement (the "Master Servicing Agreement") relating to the above-referenced Series of Notes, issued by American Residential Eagle Bond Trust 1999-1.

          (a) General. The information with respect to the Mortgage Loan set forth in the Mortgage File and the Mortgage Loan Schedule is true and correct in all material respects, and no Mortgage Loan has been modified, revised, changed or altered in any manner by AmREIT. The Mortgage Loan was originated and underwritten in accordance with Seller's underwriting guidelines, as described in the Prospectus Supplement for the above-referenced Notes. Each document in the related Mortgage File has been or shall be delivered in accordance with the terms of this agreement.

          (b) Payments Current. As of March 1, 1999 (the "Statistical Cut-off Date"), no more than 1.42% of the Mortgage Loans (by Principal Balance as of the Statistical Cut-off Date) were 30 but not more than 59 days Delinquent and no more than 3.72% of the Mortgage Loans (by Principal Balance as of the Statistical Cut-off Date) were 60 days or more Delinquent and no Mortgage Loan is more than [____] days Delinquent. First payment due on such Mortgage Loans has been or will be made on a timely basis.

          (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage Note or the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or, if required by the Mortgage or applicable law, an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.

          (d) Original Terms Unmodified; No Defenses. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, and no Mortgagor has been released, in whole or in part. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was funded.

          (e) Hazard Insurance. All buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily insured against in the broad form of extended coverage hazard insurance available for properties in the area where the Mortgaged Property is located in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan (together, in the case of a subordinate lien Mortgage Loan, with the outstanding principal balance of the senior mortgage(s), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the Mortgaged Property, but in any event in no greater amount as may be allowed by applicable law. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was required by federal regulation and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect in an amount not less than the least of (I) the outstanding principal balance of the Mortgage Loan (together, in the case of a subordinate lien Mortgage Loan, with the outstanding principal balance of the senior mortgage(s), (II) the minimum amount required to compensate for damage or loss on a replacement cost basis or (III) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. All individual insurance policies contain a standard mortgagee loss payable clause and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. Each insurance policy required hereunder is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the sale of the Mortgage Loan to Purchaser pursuant to this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, the payment, retention, or realization of any unlawful fee, commission, kickback, or other unlawful compensation or value of any kind to or by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

          (f) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Seller shall maintain in its possession, available for Purchaser's inspection, and shall deliver to Purchaser upon demand, evidence of compliance with all such requirements, to the extent compliance requires preparation of one or more documents.

          (g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

          (h) Valid Lien. The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, of the priority described in the Mortgage File and the Mortgage Loan Schedule, if any, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (i) the lien of current real property taxes and assessments not yet due and payable;

               (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

               (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

               (iv) any senior liens identified in the Mortgage File if the Mortgage is identified as a subordinate lien in the Mortgage File and the Mortgage Loan Schedule, if any.

     Any security agreement, chattel Mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest, of the same priority as the Mortgage, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

          (i) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagee in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreements are the parties described in the Mortgage File and had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement. The related Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

          (j) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

          (k) Ownership. Immediately prior to the sale of the Mortgage Loan to Purchaser hereunder, Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority to subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement, and following the sale of the Mortgage Loan, Purchaser will own the Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan.

          (l) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as a mortgagee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
     (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) organized under the laws of such state, (iii) qualified to do business in such state, (iv) federal savings and loan associations or national banks having principal officers in such state, or (v) not doing business in such state.

          (m) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or
     (ii) an ALTA or, if approved in writing by Purchaser, a CLTA lender's title insurance policy, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the mortgagee as to the appropriate priority of the lien of the Mortgage in the original principal amount of the Mortgage Loan, plus the outstanding principal balance of any senior mortgage loan in the case of a subordinate lien Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses
     (i), (ii) and (iv) of paragraph (h) of this Section 7.02, and, in the case of an adjustable rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the related Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Such lender's title insurance policy is valid and remains in full force and effect. No claims have been made under such lender's title insurance policy, and neither Seller, nor to Seller's knowledge, any prior holder of the Mortgage has done, by act of omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, the payment, retention or realization of any unlawful fee, commission, kickback or other unlawful compensation or value of any kind by or to any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

          (n) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, other than the failure to make, prior to expiration of the applicable grace period, the Monthly Payment due immediately prior to the related Closing Date if such Closing Date occurs prior to the expiration of such grace period, would constitute a default, breach, violation or event of acceleration and neither AmREIT nor its predecessors have waived any default, breach, violation or event of acceleration.

          (o) No Mechanics' Liens. There is no mechanic's or similar lien or claim which has been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such a lien) affecting the related Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, except to the extent insured against by the related title insurance policy.

          (p) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

          (q) Payment Terms. The Mortgage Note is payable in monthly installments of principal and interest sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization, except for a Mortgage Note relating to a "balloon" Mortgage Loan which amortizes the principal balance of such Mortgage Note over a thirty year period but provides for a balloon payment of the outstanding principal balance no sooner than the fifth year.

          (r) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by the Mortgagor on the Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property, subject to one or more superior mortgages in the case of a subordinate lien Mortgage Loan. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

          (s) Residential Property. The Mortgaged Property is improved by a one-to-four-family residential dwelling owned by the related Mortgagor in fee simple; provided, however, that no such Mortgaged Property consists of a mobile home or cooperative.

          (t) Occupancy and Use of the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

          (u) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (v) Due-On-Sale. Subject to applicable state law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

          (w) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions, and no arrangements have been made, pursuant to which Monthly Payments are or were paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

          (x) Consolidation of Future Monthly Advances. Any advances made after origination of the Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured in accordance with the requirements of paragraph (mortgage) of this Section
     7.02. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

          (y) Mortgaged Property Undamaged. To Seller's knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and each Mortgaged Property is in good repair. There is no proceeding pending or, to the knowledge of Seller, threatened for the total or partial condemnation of the Mortgaged Property. A full appraisal and a review appraisal of the Mortgaged Property was performed or recertified in connection with the origination of the Mortgage Loan, each within 120 days of the closing thereof, and each such appraisal was performed in accordance with the Uniform Standards of Professional Appraisal Practice and in accordance with the standards commonly employed by appraisers of similar properties in the same region.

          (z) Servicing; Escrow Deposits; Interest Rate Adjustments. The Mortgage Loan has been serviced in accordance with Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, all such payments have or will be transferred to Purchaser and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. If required under the Mortgage and not prohibited by applicable law, an escrow of funds has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

          (aa) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule, regulation or order of any federal, state or other governmental authority is an issue; and, to Seller's knowledge, the Mortgaged Property is in compliance with all such laws, rules, regulations and orders.

          (bb) Soldiers' and Sailors' Civic Relief Act. The Mortgagor has not notified Seller of any relief requested by the Mortgagor under the Soldiers' and Sailors' Civic Relief Act of 1990.

          (cc) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, the lease is valid and in good standing, all rents and other payments that have become due under the lease have been paid properly, the lessee is not in default under any provision of the lease, the lease does not provide for its forfeiture or termination for any reason except the nonpayment of lease rents, and the maturity date of the lease is at least five years after the maturity date of the Mortgage.

          (dd) No Misrepresentation. To Seller's knowledge, neither the Mortgagor nor any other party has made any misrepresentation or committed any fraud in connection with the origination of the Mortgage Loan or the sale of the Mortgage Loan to Purchaser.

          (ee) Insurance. Seller has caused to be performed any and all acts required to be performed to preserve the rights and remedies of Purchaser and its successors and assigns in any Insurance policies applicable to the Mortgage Loan including any necessary notifications of insurers, assignments of policies or interest therein, and the vesting of co-insured, joint loss payee and mortgage rights in favor or Purchaser and its successors and assigns. If the related Mortgagor purchased a credit life insurance policy in connection with the closing of the Mortgage Loan, the premium has been paid over to the insurer.

          (ff) No Litigation. The Mortgage Loan has at no time been the subject of litigation, including but not limited to foreclosure litigation or bankruptcy proceedings.

          (gg) Loan-To-Value. As of the Statistical Cut-off Date, no Mortgage Loan had a Loan-To-Value Ratio at origination in excess of 95.00% and as of the Statistical Cut-off Date, the weighted average Loan-To-Value Ratio at origination is 77.62%.

          (hh) Status of Originators. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

          (ii) Coverage by Mortgage Insurer. Each of the Mortgage Loans that is identified on Schedule IV hereto is covered by an Insurance Policy issued by the Mortgage Insurer. All requirements for the valid transfer of each Insurance Policy listed in Schedule VI, including any assignments or notices required, have been satisfied. As of the Closing Date, with respect to each Mortgage Loan that is subject to an Insurance Policy, AmREIT has not taken any action, or omitted to take any action, and has no knowledge of any circumstances that would cause the Mortgage Insurer to deny a claim with respect to such Mortgage Loan.



                                  SCHEDULE IV

                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
              Mortgage-Backed LIBOR Notes, Class A, Series 1999-1

                 Representations and Warranties of the Issuer



     American Residential Eagle Bond Trust 1999-1 (the "Issuer") hereby makes the representations and warranties set forth in this Schedule IV to the Master Servicer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Master Servicing Agreement (the "Master Servicing Agreement") relating to the above-referenced Series, among Advanta Mortgage Corp. USA, as Master Servicer, the Issuer, and Norwest Bank Minnesota, National Association, as Trustee.

          (A) The Issuer is a statutory business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and possesses all requisite authority, power, licenses, permits and franchises to conduct any and all business contemplated by the Master Servicing Agreement and to comply with its obligations under the terms of that Agreement, the performance of which have been duly authorized by all necessary action.

          (B) Neither the execution and delivery of the Master Servicing Agreement by the Issuer, nor the performance and compliance with the terms thereof by the Issuer will (A) result in a material breach of any term or provision of the instruments creating the Issuer or governing its operations, or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Issuer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer; and the Issuer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Issuer's ability to perform or meet any of its obligations under the Master Servicing Agreement.

          (C) The Master Servicing Agreement, and all documents and instruments contemplated hereby, which are executed and delivered by the Issuer, will, assuming due authorization, execution by and delivery to the other parties hereto and thereto, constitute valid, legal and binding obligations of the Issuer, enforceable in accordance with their respective terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (D) No litigation is pending or, to the best of the Issuer's knowledge, threatened against the Issuer that would materially and adversely affect the execution, delivery or enforceability of the Master Servicing Agreement or the ability of the Issuer to perform its obligations thereunder.

          (E) Immediately prior to the pledge of the Mortgage Loans to the Trustee, the Issuer had good title to, and was the sole owner of, each Mortgage Loan free and clear of any liens, charges or encumbrances or any ownership or participation interests in favor of any other Person.



                                  SCHEDULE V

                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
              Mortgage-Backed LIBOR Notes, Class A, Series 1999-1

                         Purchase and Sale Agreements


1. Master Mortgage Loan Sale and Purchase Agreement dated as of March 27, 1998, by and between CoreWest Banc. ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

2. Master Mortgage Loan Sale and Purchase Agreement dated as of ________, by and between On Call Mortgage ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

3. Master Mortgage Loan Sale and Purchase Agreement dated as of January 27, 1999, by and between Mortgage Lenders Network, USA ("MLN") ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

4. Master Mortgage Loan Sale and Purchase Agreement dated as of December 10, 1997, by and between Accredited Home Lenders, Inc. ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

5. Master Mortgage Loan Sale and Purchase Agreement dated as of April 27, 1998, by and between Fieldstone Mortgage Company ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

6. Master Mortgage Loan Sale and Purchase Agreement dated as of September 9, 1998, by and between New America Capital Markets ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

7. Master Mortgage Loan Sale and Purchase Agreement dated as of September 9, 1998, by and between Alternative Lending Capital ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

8. Master Mortgage Loan Sale and Purchase Agreement dated as of May 26, 1998, by and between Prime Financial Network, Inc. ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

9. Master Mortgage Loan Sale and Purchase Agreement dated as of October 21, 1998, by and between ComUnity Lending Corporation ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

10. Master Mortgage Loan Sale and Purchase Agreement dated as of January 29, 1998, by and between Provident Funding Associates, L.P. ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

11. Master Mortgage Loan Sale and Purchase Agreement dated as of October 15, 1998, by and between Ameriquest Mortgage Company ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

12. Master Mortgage Loan Sale and Purchase Agreement dated as of September 22, 1998, by and between Greentree Mortgage Company, L.P. ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")

13. Master Mortgage Loan Sale and Purchase Agreement dated as of October 6, 1998, by and between Empire Home Loan Corporation ("Seller") and American Residential Investment Trust, Inc. ("Purchaser")



                                  SCHEDULE VI
                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1
              Mortgage-Backed LIBOR Notes, Class A, Series 1999-1

                List of Insurance Policies and Related Premiums
                              and Mortgage Loans



                                                                                   Mortgage
                           Insurer                             Policy No.      Loan(s) Covered              Premium

Commonwealth Mortgage Assurance Company                        55468-000    Attached as Appendix I      1.23% per annum
       Incontestability Endorsement 10539 ED. 9/96
       Cooperative Housing Endorsement 10570 ED. 1/98
       Financed Single Premium Endorsement 10571 ED. 1/98
